                                                  Issuer Free Writing Prospectus
                                                      Filed pursuant to Rule 433
                                           Registration Statement No. 333-162195
                                                         Dated: October 12, 2010
x - Alpha

Alpha from investment style in a market -independent, non-directional and low-volatility framework

September 30, 2010

X-Alpha Index

Portable Alpha with a Competitive Advantage

[]   X-Alpha seeks to offer uncorrelated absolute return by extracting excess return from existing DB Regional Style Indices versus their market
     Benchmarks[] An attractive alternative to hedge funds

     []   Low fees

     []   Daily pricing

     []   Transparency (returns, fees, the model)

     []   No performance fees

[]   An attractive alternative to excess cash

[]   X-Alpha serves a variety of investment strategies

                                     Page 2

DB Regional Style Indices
Live Since October 2002

[]   DB launched 6 regional style indices in 2002

     []   US Value, US Growth, Euro Value, Euro Growth, Japan Value, UK Value

     []   US and Euro style funds were launched in Europe

     []   Morningstar Fund Ratings for the Euro and US DB Style Funds averaged 4 stars in 2005 and 5 stars in 2006 and 2007

[]   Indices to provide relative outperformance versus equity market benchmarks

     []   Excess returns (positive and negative) were not highly correlated across regions and styles

[]   Because of uncorrelated excess returns, it made sense to combine indices to diversify risk and try to stabilise returns

[]   As there was no UK or Japan Growth Index launched in 2002, these were created in order to offer consistent diversification across styles/regions

[]   By extracting the relative performance between the DB Style Index and the
     Benchmark in each market (an Index Pair), uncorrelated alpha can be created

                                     Page 3

X-Alpha USD Indices
Executive Summary

[]   Combined exposure to 8 index pairs in 4 regions (US, Euro, UK, Japan)

     []   currency neutral, style neutral, zero net market exposure

     []   offers the return differential between each DB Style Index and the
          Equity Benchmark

[]   Index Pairs are selected using a proprietary model developed by the Global
     Markets Equity Structuring Group

     []   in each region, two DB style indices are paired against a regional equity benchmark

     []   a growth index and a value index in each region is used (4 regions, 2 styles)

     []   by using indices as the positions, stock-specific risk is reduced

[]   Rebalanced each quarter, each region is weighted based on market cap

[]   Vol target = 8% for each of the 8 index pairs (exposure between 50%-150%)

[]   Vol target = 8% on the X-Alpha Index (exposure between 50%-150%)

[]   The X-Alpha Total Return Index also includes a Fed Funds return component

                                     Page 4

The X-Alpha Index Methodology
The Alpha Extraction Process Flow Chart

[GRAPHIC OMITTED]

                                     Page 5

BBG:
DBGLXAT

X-Alpha USD TR Index (with Fed Funds Return Component)

Retrospectively  and  Historically Calculated Index Returns Retrospectively  and
Historically Calculated Annual Returns
[GRAPHIC OMITTED]

X-Alpha YTD Performance Comparison Retrospective  and  Historical 12 Month
Volatility
[GRAPHIC OMITTED]

Source: Deutsche Bank, 2010, Bloomberg Finance L.P. The Deutsche Bank X-Alpha
indices shown herein have existed since October 3, 2006. Accordingly, the results shown during the retrospective the periods are hypothetical and do no reflect actual returns. On July 17, 2007, Deutsche Bank made a technical change to the X-Alpha Index calculation methodology. X-Alpha Index levels prior to July
17, 2007 we not restated. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank X-Alpha Index would have been lower than the Index as a result of fees and/or costs.

                                     Page 6

BBG:
DBGLXAT

X-Alpha USD TR Index

Monthly Returns Analysis (shaded numbers are actual historical results)

----------------------------------------------------------------------------
        2000  2001  2002  2003  2004  2005   2006  2007   2008   2009  2010
----------------------------------------------------------------------------
Jan     1.5%  3.5%  1.1%  0.3% -0.7%  1.9%   5.2% -0.3%   2.7%   2.0%  2.9%
----------------------------------------------------------------------------
Feb     1.7%  3.1%  0.5% -0.9%  1.9%  4.7%  -1.3%  1.7%  -1.5%   1.2% -0.6%
----------------------------------------------------------------------------
Mar     3.4%  1.6%  2.4% -1.6%  2.0%  0.3%   3.1%  3.1%  -1.6%   1.4% -2.4%
----------------------------------------------------------------------------
Apr     0.7%  0.6%  8.2%  1.0%  1.0% -1.7%   0.5%  1.7%   1.7%   3.1%  0.1%
----------------------------------------------------------------------------
May     3.4%  0.2%  0.4%  4.4%  0.1%  0.1%   0.3%  1.3%   0.3%   1.8%  1.9%
----------------------------------------------------------------------------
Jun    -1.4%  0.1%  2.9% -0.7%  2.5%  3.8%   2.3% -0.3%  -1.6%   0.6%  0.8%
----------------------------------------------------------------------------
Jul     1.5%  0.5% -1.3%  1.1%  0.7%  1.1%   0.1% -0.3%  -1.9%  -0.1% -0.4%
----------------------------------------------------------------------------
Aug     2.3%  1.7%  0.7%  2.1%  0.2%  3.3%  -2.0% -1.5%  -0.9%  -1.2%  1.2%
----------------------------------------------------------------------------
Sep     1.7% -1.5%  0.4%  0.9%  3.0%  2.2%  -1.1% -0.4%  -2.2%   0.7% -0.3%
----------------------------------------------------------------------------
Oct     2.8%  1.5% -4.5%  1.0%  0.2% -1.1%   2.2%  0.2%  -1.2%  -0.6%
----------------------------------------------------------------------------
Nov     1.7% -0.3% -0.8%  0.8%  3.1%  0.1%   1.3% -2.2%  -0.3%  -0.1%
----------------------------------------------------------------------------
Dec     3.6%  1.1%  2.2% -0.7%  1.0%  0.8%   0.2% -2.2%   0.7%  -0.3%
----------------------------------------------------------------------------
Annual 25.3% 12.8% 12.4%  7.8% 16.1% 16.5%  11.1%  0.6%  -5.8%   8.8%  3.2%
----------------------------------------------------------------------------

Retrospective  and  Historical Performance Analysis
                              X-Alpha TR MSCI World Global Govt
22 Oct 96 -- 30 Sept 2010
                              (USD)      TR (USD)   Bonds (USD)
Growth over Period            227.0%     88.3%      133.7%
Compounded Annual Growth      8.9%       4.6%       6.3%
Volatility                    6.4%       17.2%      2.8%
Sharpe Ratio (3.45%)          0.85       0.07       1.01
Maximum Drawdown              15.7%      57.8%      5.0%
Start of max. drawdown period Jun-07     Nov-07     Jun-03
End of max. drawdown period   Sep-10     Sep-10     Sep-04
Average Monthly Return        0.7%       0.5%       0.5%
Best Monthly Return           8.2%       11.2%      3.0%
Worst Monthly Return          -4.5%      -19.0%     -2.0%
% of Months with Gains        67.1%      58.7%      74.9%
Correlation: MSCI World       -0.02
Correlation: JPM Bond Index   0.03
Correlation: DJ CS Long/Short 0.03

Vol. Targeted Regional Allocations
[GPAPHIC OMITTED]

X-Alpha TR Index has very low correlation to Equity and Fixed Income.

In addition, the Index has a near zero correlation with the Dow Jones Credit
Suisse Long/Short Hedge Fund Index.

Source: Deutsche Bank, 2010, Bloomberg Finance L.P. The Deutsche Bank X-Alpha
indices shown herein have existed since October 3, 2006. Accordingly, the results shown during the retrospective the periods are hypothetical and do no reflect actual returns. On July 17, 2007, Deutsche Bank made a technical change to the X-Alpha Index calculation methodology. X-Alpha Index levels prior to July
17, 2007 we not restated. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank X-Alpha Index would have been lower than the Index as a result of fees and/or costs.

                                     Page 7

BBG:
DBGLXAE

X-Alpha USD ER Index (No Fed Funds Return Component)

Retrospectively and Historically Calculated Index Returns
[GPAPHIC OMITTED]

Retrospectively and Historically Calculated Annual Returns
[GPAPHIC OMITTED]

X-Alpha YTD Performance Comparison
[GPAPHIC OMITTED]

Retrospective and Historical 12 Month Volatility
[GPAPHIC OMITTED]

Source: Deutsche Bank, 2010, Bloomberg Finance L.P. The Deutsche Bank X-Alpha
indices shown herein have existed since October 3, 2006. Accordingly, the results shown during the retrospective the periods are hypothetical and do no reflect actual returns. On July 17, 2007, Deutsche Bank made a technical change to the X-Alpha Index calculation methodology. X-Alpha Index levels prior to July
17, 2007 we not restated. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank X-Alpha Index would have been lower than the Index as a result of fees and/or costs.

                                     Page 8

BBG:
DBGLXAE

X-Alpha USD ER Index
Monthly Returns Analysis (shaded numbers are actual historical results)

------------------------------------------------------------------------------
        2000  2001   2002  2003   2004  2005   2006  2007   2008   2009  2010
------------------------------------------------------------------------------
Jan     1.1%  3.0%   1.0%  0.2%  -0.8%  1.8%   4.8% -0.8%   2.4%   2.0%  2.9%
------------------------------------------------------------------------------
Feb     1.2%  2.7%   0.4% -1.0%   1.8%  4.5%  -1.7%  1.3%  -1.7%   1.2% -0.6%
------------------------------------------------------------------------------
Mar     2.9%  1.2%   2.3% -1.7%   1.9%  0.1%   2.7%  2.7%  -1.8%   1.3% -2.4%
------------------------------------------------------------------------------
Apr     0.3%  0.2%   8.1%  0.9%   0.9% -1.9%   0.1%  1.3%   1.5%   3.1%  0.1%
------------------------------------------------------------------------------
May     2.8% -0.1%   0.2%  4.3%   0.0% -0.1%  -0.1%  0.9%   0.1%   1.8%  1.9%
------------------------------------------------------------------------------
Jun    -1.9% -0.3%   2.8% -0.8%   2.4%  3.6%   1.8% -0.7%  -1.8%   0.6%  0.8%
------------------------------------------------------------------------------
Jul     0.9%  0.2%  -1.4%  1.0%   0.6%  0.9%  -0.4% -0.8%  -2.0%  -0.1% -0.4%
------------------------------------------------------------------------------
Aug     1.7%  1.4%   0.6%  2.0%   0.0%  3.0%  -2.4% -1.9%  -1.1%  -1.2%  1.2%
------------------------------------------------------------------------------
Sep     1.2% -1.7%   0.3%  0.8%   2.8%  1.9%  -1.5% -0.8%  -2.4%   0.7% -0.3%
------------------------------------------------------------------------------
Oct     2.2%  1.3%  -4.7%  0.9%   0.1% -1.4%   1.7% -0.3%  -1.3%  -0.6%
------------------------------------------------------------------------------
Nov     1.2% -0.5%  -0.9%  0.8%   2.9% -0.3%   0.9% -2.6%  -0.3%  -0.1%
------------------------------------------------------------------------------
Dec     3.1%  0.9%   2.1% -0.8%   0.9%  0.5%  -0.2% -2.6%   0.7%  -0.3%
------------------------------------------------------------------------------
Annual 17.9%  8.6%  10.7%  6.6%  14.6% 13.0%   5.7% -4.4%  -7.6%   8.7%  3.1%
------------------------------------------------------------------------------

Retrospective and Historical Performance Analysis

                              X-Alpha ER MSCI World Global Govt
22 Oct 96 -- 30 Sep 2010
                              (USD)      TR (USD)   Bonds (USD)
Growth over Period            106.6%     88.3%      133.7%
Compounded Annual Growth      5.3%       4.6%       6.3%
Volatility                    6.4%       17.2%      2.8%
Sharpe Ratio                  0.83       0.07       1.01
Maximum Drawdown              19.5%      57.8%      5.0%
Start of max. drawdown period Jun-07     Nov-07     Jun-03
End of max. drawdown period   Sep-10     Sep-10     Sep-04
Average Monthly Return        0.4%       0.5%       0.5%
Best Monthly Return           8.1%       11.2%      3.0%
Worst Monthly Return          -4.7%      -19.0%     -2.0%
% of Months with Gains        59.3%      58.7%      74.9%
Correlation: MSCI World       -0.02
Correlation: JPM Bond Index   0.03
Correlation: DJ CS Long/Short 0.03

Recent Performance Comparison

----------------------------------------------------------------------------------------
             2008 Jan-09 Feb-09 Mar-09 Apr-09 May-09 Jun-09 Jul-09 Aug-09 Sep-09 Oct-09
----------------------------------------------------------------------------------------
X-Alpha ER  -7.6%   2.0%   1.2%   1.3%   3.1%   1.8%   0.6%  -0.1%  -1.2%   0.7%  -0.6%
HFRX EMN    -1.2%   0.0%  -1.0%  -1.6%  -1.5%   1.4%  -1.0%  -1.1%  -0.6%  -1.2%   0.5%
----------------------------------------------------------------------------------------
           Nov-09 Dec-09 Jan-10 Feb-10 Mar-10 Apr-10 May-10 Jun-10 Jul-10 Aug-10 Sep-10
----------------------------------------------------------------------------------------
X-Alpha ER  -0.1%  -0.3%   2.9%  -0.6%  -2.4%   0.1%   1.9%   0.8%  -0.4%   1.2%  -0.3%
HFRX EMN     1.0%  -0.7%  -0.5%   1.5%   0.0%  -0.4%   2.1%  -0.8%   0.1%  -3.8%   1.8%
----------------------------------------------------------------------------------------

X-Alpha ER Index has very low correlation to Equity and Fixed Income.

In addition, the Index has a near zero correlation with the Dow Jones Credit
Suisse Long/Short Hedge Fund Index.

Source: Deutsche Bank, 2010, Bloomberg Finance L.P. The Deutsche Bank X-Alpha
indices shown herein have existed since October 3, 2006. Accordingly, the results shown during the retrospective the periods are hypothetical and do no reflect actual returns. On July 17, 2007, Deutsche Bank made a technical change to the X-Alpha Index calculation methodology. X-Alpha Index levels prior to July
17, 2007 we not restated. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the Deutsche Bank X-Alpha Index would have been lower than the Index as a result of fees and/or costs.

                                     Page 9

Regional Style Indices
Deutsche Bank Style Indices Methodology and Historical Performance

Style Investing

Value vs. Growth

[]   Value Shares

     []   Mature, established companies with lower earnings volatility

     []   Sell at lower multiples

     []   Expected to offer a steady stream of cash flows to shareholders
          (dividends)

[]   Growth Shares

     []   Relatively young companies with higher earnings volatility

     []   Sell at higher multiples

     []   Offer little or no stream of cash flows to shareholders (dividends)

     []   Expected to offer above average earnings growth

     []   Companies with higher earnings growth are not always limited to typical "growth" sectors (Technology, Pharmaceuticals)

[]   Growth and Value are not necessarily mutually exclusive

     []   Each style has consistent periods of outperformance versus the market but at varying amounts and difficult to predict when one style will dominate

     []   Some stocks may be growth AND value (low PE and high EPS growth)

                                    Page 11

DB Regional Value Indices
Selection Strategy

[]   Deutsche Bank Value Index Methodology for UK, Japan, US

     []   Stocks selected from the large cap benchmark (S and P 500 top 251 by market cap, FTSE 100 or TOPIX 100)

     []   Selected according to lowest trailing twelve-month reported P/E ratios

     []   The price-earnings ratios (P/E) has historically identified undervalued companies that provided superior performance

[]   Deutsche Bank Value Index Methodology for Eurozone

     []   20 stocks selected from the Dow Jones EuroSTOXX[R] Large Index

     []   Stocks selected according to highest current dividend yield (no more than five companies from one country)

     []   In the Eurozone, determining value has been more dependant on dividend yield

     []   Yield is believed to be an assessment of shareholder value in three different ways

          []   Confidence of management to provide future performance

          []   Commitment of management to provide earnings stability

          []   Providing an additional component of return to shareholders

                                    Page 12

DB Regional Growth Indices
Selection Strategy

[]   Deutsche Bank Growth Index Methodology

     []   Stocks selected from the large cap benchmark (S and P 500 top 251 by market cap, FTSE 100, TOPIX 100 or EuroSTOXX Large)

     []   The index consists of stocks that show the highest growth in reported earnings over the past twelve months

          []   Typically, growth stocks are thought to be from technology or pharmaceutical industries

          []   However, the market rewards those companies that demonstrate above average earnings growth, irrespective of which industry group they may belong to

          []   This reflects the possibility that investors may focus more on demonstrated earnings growth rather than promised earnings growth

[]   A maximum of five companies per Eurozone country is permitted, no limits for US, UK and Japan Growth Indices

                                    Page 13

DB Regional Style Indices
Methodology Summary
Deutsche Bank Index Selection Pool             Stocks Selection Criteria                   Benchmark
US Value Index      Top 251 of S and P 500     30     Low Trailing 12 mos. P/E             S and P 500
US Growth Index     Top 251 of S and P 500     30     High Trailing 12 mos. EPS Growth     S and P 500
Euro Value Index    Dow Jones Euro STOXX Large 20     High Trailing 12 mos. Dividend Yield Euro STOXX 50
Euro Growth Index   Dow Jones Euro STOXX Large 20     High Trailing 12 mos. EPS Growth     Euro STOXX 50
UK Value Index      FTSE 100                   20     Low Trailing 12 mos. P/E             S and P UK
UK Growth Index     FTSE 100                   20     High Trailing 12 mos. EPS Growth     S and P UK
Japan Value Index   TOPIX 100                  20     Low Trailing 12 mos. P/E             TOPIX 100
Japan Growth Index  TOPIX 100                  20     High Trailing 12 mos. EPS Growth     TOPIX 100

Source: Deutsche Bank.

[]   Common characteristics of DB Growth and Value Indices

     []   Companies with negative earnings over the past 12 months are excluded

     []   Indices are rebalanced quarterly

     []   Indices are equal-weighted

     []   All but two indices have been live since October 2002 (UK and Japan
          Growth Indices are live since August 2006)

     []   Transparent, rules-based investment strategy

                                    Page 14

BBG:                 BBG:
DBUSUSV              DBUSUSG

DB US Style Indices
Retrospective and Historical Performance from 12 November 1996 -- 30 Sept 2010

DB US Value Index (USD)
[GRAPHIC OMITTED]

DB US Growth Index (USD)
[GRAPHIC OMITTED]

DB US Value Annual Excess Returns vs. S and P 500 TR
[GRAPHIC OMITTED]

DB US Growth Annual Excess Returns vs. S and P 500 TR
[GRAPHIC OMITTED]

Source: Deutsche Bank, 2010, Bloomberg Finance L.P. The Deutsche Bank Style
Indices have been retrospectively calculated and did not exist prior to the dates specified above. Accordingly, the results shown during the retrospective periods are hypothetical and do no reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future.

                                    Page 15

BBG:     BBG:
DBEEEUVA DBEEEUGR

DB Eurozone Style Indices
Retrospective and Historical Performance from 12 November 1996 -- 30 Sept 2010

DB Euro Value Index (EUR)
[GRAPHIC OMITTED]

DB Euro Growth Index (EUR)
[GRAPHIC OMITTED]

DB Euro Value Annual Excess Returns vs. Euro STOXX 50 TR
[GRAPHIC OMITTED]

DB Euro Growth Annual Excess Returns vs EuroSTOXX 50 TR
[GRAPHIC OMITTED]

Source: Deutsche Bank, 2010, Bloomberg Finance L.P. The Deutsche Bank Style
Indices have been retrospectively calculated and did not exist prior to the dates specified above. Accordingly, the results shown during the retrospective periods are hypothetical and do no reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future.

                                    Page 16

BBG:             BBG:
DBEEUKVT         DBEEUKGT

DB UK Style Indices
Retrospective  and  Historical Performance from 12 November 1996 -- 30 Sept 2010

DB UK Value Index (GBP)
[GRAPHIC OMITTED]

DB UK Growth Index (GBP)
[GRAPHIC OMITTED]

DB UK Value Annual Excess Returns vs. FTSE 100 TR
[GRAPHIC OMITTED]

DB UK Growth Annual Excess Returns vs. FTSE 100 TR
[GRAPHIC OMITTED]

Source: Deutsche Bank, 2010, Bloomberg Finance L.P. The Deutsche Bank Style
Indices have been retrospectively calculated and did not exist prior to the dates specified above. Accordingly, the results shown during the retrospective periods are hypothetical and do no reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future.

                                    Page 17

BBG:             BBG:
DBAPJVT          DBAPJGT

DB Japan Style Indices

Retrospective and Historical Performance from 12 November 1996 -- 30 Sept 2010

DB Japan Value Index (JPY)
[GRAPHIC OMITTED]

DB Japan Growth Index (JPY)
[GRAPHIC OMITTED]

DB Japan Value Annual Excess Returns vs. TOPIX 100 TR
[GRAPHIC OMITTED]

DB Japan Growth Annual Excess Returns vs. TOPIX 100 TR
[GRAPHIC OMITTED]

Source: Deutsche Bank, 2010, Bloomberg Finance L.P. The Deutsche Bank Style
Indices have been retrospectively calculated and did not exist prior to the dates specified above. Accordingly, the results shown during the retrospective periods are hypothetical and do no reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future.

                                    Page 18

DB Regional Style Index Volatility -Targeted Alpha (USD)

Retrospective  and  Historical Performance

DB US Alpha (USD)
[GRAPHIC OMITTED]

DB Euro Alpha (USD)
[GRAPHIC OMITTED]

DB UK Alpha (USD)
[GRAPHIC OMITTED]

DB Japan Alpha (USD)
[GRAPHIC OMITTED]

Source: Deutsche Bank, 2010, Bloomberg Finance L.P. The Deutsche Bank Style
Indices have been retrospectively calculated and did not exist prior to the dates specified above. Accordingly, the results shown during the retrospective periods are hypothetical and do no reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future.

                                    Page 19

Risk Factors

LIMITED HISTORY OF THE X-ALPHA INDICES / CHANGE IN METHODOLOGY -- Publication of
each X-Alpha Index began on October 3, 2006. Therefore, the X-Alpha Indices have very limited performance history, and no actual investments which allowed a tracking of the performance of the X-Alpha Indices was possible before that date. In addition, effective July 17, 2007, the methodology for the calculation of the X-Alpha Indices was changed by the Index Sponsor. For this reason, the actual performance history of the X-Alpha Indices for the dates between October
3, 2006 and July 17, 2007 does not reflect the methodology currently in use for the calculation of the X-Alpha Indices.

AN INVESTMENT LINKED OR RELATED TO AN X-ALPHA INDEX WILL NOT NECESSARILY BE THE
SAME AS AN INVESTMENT IN ANY DB REGIONAL STYLE INDEX, THE BENCHMARK INDEX WITH
WHICH IT IS PAIRED OR IN ANY OF THEIR UNDERLYING COMPONENTS -- The X-Alpha Index
closing level on any trading day will depend on the performance, in relation to each pair of Index Constituents which consists of a DB Regional Style Index and a Benchmark Index (each, an "Index Constituent Pair"), of each DB Regional Style
Index compared to the Benchmark Index with which it is paired. If the overall performance of the DB Regional Style Indices compared to the Benchmark Indices, when measured by reference to each Index Constituent Pair, is positive, the
X-Alpha Index closing level will rise. Conversely, if the overall performance of the DB Regional Style Indices compared to the Benchmark Indices, when measured by reference to each Index Constituent Pair, is negative, the X-Alpha Index closing level will fall. Therefore, whether or not the X-Alpha Index closing level rises or falls depends not only on whether or not the levels of any of the
DB Regional Style Indices and/or the Benchmark Indices rise or fall but rather on the overall comparative performance of the DB Regional Style Indices to the relevant Benchmark Indices when measured by reference to each Index Constituent
Pair. You should, therefore, carefully consider the composition and calculation of each DB Regional Style Index and each Benchmark Index which together form each Index Constituent Pair.

THE VALUE OF EACH X-ALPHA INDEX IS BASED UPON THE RETURN OF EACH INDEX
CONSTITUENT PAIR. IF THE RETURN OF A DB REGIONAL STYLE INDEX IS POSITIVE BUT IS
LESS THAN THE RETURN OF A BENCHMARK INDEX WITH WHICH IT IS PAIRED, THE OVERALL
RETURN OF THE RELEVANT INDEX CONSTITUENT PAIR WILL BE NEGATIVE -- The value of the X-Alpha Index is based upon the performance of each DB Regional Style Index relative to that of the Benchmark Index with which it is paired. Even if a DB
Regional Style Index achieves a positive return, the Index Constituent Pair of which it is a member could achieve a negative return if the Benchmark Index included in such Index Constituent Pair achieves a greater positive return.

THE INDEX CONSTITUENT PAIRS ARE NOT EQUALLY WEIGHTED IN THE X-ALPHA MODEL -- The
Index Constituent Pairs are assigned different geographical weightings in the
X-Alpha Model as described in "The Deutsche Bank X-Alpha USD Excess Return[R]
Index -- Index Constituent Pairs" in Underlying Supplement No. 14A filed by
Deutsche Bank AG with the SEC on February 28, 2008. One consequence of the unequal weighting of the Index Constituent Pairs is that the same return generated by two Index Constituent Pairs, whether positive or negative, may have a different effect on the performance of the Index.

                                    Page 20

Risk Factors

RETURNS GENERATED BY THE INDEX CONSTITUENT PAIRS MAY OFFSET EACH OTHER -- At a
time when some of the Index Constituent Pairs generate positive returns, other
Index Constituent Pairs may generate positive returns that are smaller or they may generate returns that are negative. As a result, positive returns generated by one or more Index Constituent Pairs may be moderated or more than offset by smaller positive returns or negative returns generated by the other Index
Constituent Pairs, particularly if the Index Constituent Pairs that generate positive returns are assigned relatively low weightings in the X-Alpha Model.

THE RETURNS OF THE INDEX CONSTITUENT PAIRS WILL BE EXPOSED TO FLUCTUATIONS IN
EXCHANGE RATES -- For the purposes of determining the returns of the Index
Constituent Pairs, the currency in which any DB Regional Style Index or
Benchmark Index is expressed (if such currency is not U.S. dollars) will be converted into U.S. dollars at the relevant spot exchange rate on each trading day. As a result, any positive or negative return that is generated as a result of the performance of a DB Regional Style Index compared to that of a Benchmark
Index with which it is paired is exposed to fluctuations in the exchange rate between the U.S. dollar and the currency in which such DB Regional Style Index and such Benchmark Index are publicly quoted. In addition, appreciation of the
U.S. dollar against the currencies of such indices would have the effect of reducing the impact of positive excess returns from the relevant Index
Constituent Pairs.

THE ACTUAL EXPERIENCED VOLATILITY OF EACH INDEX CONSTITUENT PAIR AND THE X-ALPHA
MODEL MAY NOT EQUAL TARGET VOLATILITY, WHICH MAY HAVE A NEGATIVE IMPACT ON THE
PERFORMANCE OF THE INDEX -- As described in "The Deutsche Bank X-Alpha USD
Excess Return[R] Index -- Calculation and Reconstitution of the Index" in
Underlying Supplement No. 14A filed by Deutsche Bank AG with the SEC on February
28, 2008, the weighting of each Index Constituent Pair in the X-Alpha Model is adjusted to target a volatility level of 8%. Because this adjustment is based on recently experienced volatility and is subject to a minimum of 50% and a maximum of 150%, the actual volatility realized on the Index Constituent Pairs and the
X-Alpha Model will not necessarily equal the volatility target. If returns on the Index Constituent Pairs or the X-Alpha Model coincide with volatility higher than the target, the Index would be exposed less to such returns than if the volatility targeting had not been done. If returns on Index Constituent Pairs or the X-Alpha Model coincide with volatility lower than the target, the Index would be exposed more to such returns than if the volatility targeting had not been done. Such adjustments may have a negative impact on the performance of the
Index.

THE CALCULATION OF THE INDEX CLOSING LEVEL WILL INCLUDE A DEDUCTION OF THE
BORROW FEE -- On each trading day, the calculation of the Index closing level will include a deduction of the Borrow Fee to defray transaction costs incurred in relation to the Index on such day, as described in "The Deutsche Bank X-Alpha
USD Excess Return[R] Index -- Index Costs" in Underlying Supplement No. 14A
filed by Deutsche Bank AG with the SEC on February 28, 2008.

                                    Page 21

Risk Factors

WE ARE ONE OF THE COMPANIES THAT MAKE UP THE DOW JONES EURO STOXX 50 TOTAL
RETURN INDEX [TM], AND OUR COMMON STOCK MAY BE INCLUDED IN TWO OF THE DB
REGIONAL STYLE INDICES, BUT WE ARE NOT AFFILIATED WITH ANY OTHER COMPANY
INCLUDED IN THE DOW JONES EURO STOXX 50 TOTAL RETURN INDEX [TM], ANY OTHER
BENCHMARK INDEX OR ANY DB REGIONAL STYLE INDEX -- We are one of the companies that make up the Dow Jones EURO STOXX 50 Total Return Index[TM], and our common stock may be included in two of the DB Regional Style Indices, but we are not
affiliated with any of the other companies whose stocks are included in the Dow
Jones EURO STOXX 50 Total Return Index[TM], any of the other Benchmark Indices or any of the DB Regional Style Indices. As a result, we will have no ability to control the actions of such other companies, including actions that could affect the value of the stocks underlying any of the Benchmark Indices, the DB Regional
Style Indices or the securities or options linked to the X-Alpha Indices. None of the money you pay us will go to the respective sponsors of the Benchmark
Indices (the "Benchmark Index Sponsors ") or to any of the other companies included in the Benchmark Indices or the DB Regional Style Indices, and none of those companies will be involved in the offering of the securities or options linked to an X-Alpha Index in any way. Neither those companies nor the Benchmark
Index Sponsors will have any obligation to consider your interests as a holder of securities or options linked to an X-Alpha Index in taking any corporate actions that might affect the value of such securities or options.

DEUTSCHE BANK AG, LONDON BRANCH, AS THE SPONSOR OF EACH DB REGIONAL STYLE INDEX,
AND EACH BENCHMARK INDEX SPONSOR MAY ADJUST THE RELEVANT INDEX IN A WAY THAT
AFFECTS ITS LEVEL -- Deutsche Bank AG, London Branch, as the sponsor of each DB
Regional Style Index (the "DB Regional Style Index Sponsor ") and each Benchmark
Index Sponsor are responsible for calculating and maintaining the DB Regional
Style Indices and the Benchmark Indices, respectively. The DB Regional Style
Index Sponsor and any Benchmark Index Sponsor can add, delete or substitute a component stock of a DB Regional Style Index or a Benchmark Index, as the case may be, or make methodological changes that could affect the level of the relevant index. You should realize that any changes in the DB Regional Style
Index components or the Benchmark Index components may affect the relevant DB
Regional Style Index or Benchmark Index, as the case may be, and may therefore affect the X-Alpha Index, as any newly added component stock may perform significantly better or worse than the component stock it replaces.
Additionally, the DB Regional Style Index Sponsor and any Benchmark Index
Sponsor may alter, discontinue or suspend calculation or dissemination of the relevant index. Any of these actions could adversely affect the value of your securities or options linked to an X-Alpha Index. The DB Regional Style Index
Sponsor and the Benchmark Index Sponsors have no obligation to consider your interests in calculating or revising the relevant indices.

                                    Page 22

Risk Factors

POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE THE ISSUER OF SECURITIES LINKED TO
AN X-ALPHA INDEX, THE CALCULATION AGENT FOR THE SECURITIES LINKED TO AN X-ALPHA
INDEX, THE X-ALPHA INDEX SPONSOR AND THE DB REGIONAL STYLE INDEX SPONSOR ARE THE
SAME LEGAL ENTITY -- Deutsche Bank AG is the Issuer of securities linked to the
X-Alpha indices, the calculation agent for securities linked to the X-Alpha indices, the X-Alpha Index Sponsor and the DB Regional Style Index Sponsor. As
the X-Alpha Index Sponsor and the DB Regional Style Index Sponsor, Deutsche Bank
AG carries out calculations necessary to promulgate each X-Alpha Index and each of the DB Regional Style Indices and maintains some discretion as to how such calculations are made. In particular, the X-Alpha Index Sponsor and the DB
Regional Style Index Sponsor have discretion in selecting among methods for calculating each X-Alpha Index and each of the DB Regional Style Indices, respectively, in the event that the regular means of determining the values of the components of each X-Alpha Index or any of the DB Regional Style Indices, as
the case may be, are unavailable at the time such determinations are scheduled to take place. The X-Alpha Index Sponsor also has discretion to make changes in the reconstitution periods for each X-Alpha Index, and the DB Regional Style
Index Sponsor has discretion under certain circumstances in selecting the component stocks of each DB Regional Style Index. There can be no assurance that any determinations made by Deutsche Bank AG in these various capacities will not affect the levels of each X-Alpha Index or any DB Regional Style Indices or the value of securities or options linked to an X-Alpha Index. Because determinations made by Deutsche Bank AG in these roles may affect the payments made on options and securities linked to the X-Alpha Indices, potential conflicts of interest may exist between Deutsche Bank AG and you.

                                    Page 23

Important notes

Prospective investors should understand and discuss with their professional tax, legal, accounting and other advisors the effect of a transaction they may enter into. Before entering into any transaction you should take steps to ensure that you understand and have assessed with your financial advisor, or made an independent assessment of, the appropriateness of the transaction in the light of your own objectives and circumstances, including the possible risks and benefits of entering into such a transaction.

Structured notes are not suitable for all investors due to illiquidity, optionality, time to redemption, and payoff nature of the strategy.

We or our affiliates or persons associated with us or such affiliates
("Associated Persons") may: make a market in, trade in instruments economically related to, or have an investment banking or other relationship with one or more of the issuers of the component securities of the underlying index. We or our affiliates may: maintain a long or short position in securities referenced herein or in related futures or options; purchase, sell, or maintain inventory;
engage in any other transaction involving such securities; and earn brokerage or other compensation.

Any payout information, scenario analysis, and hypothetical calculations should in no case be construed as an indication of expected payout on an actual investment and/or expected behavior of an actual structured product.

Calculations of returns on the instruments may be linked to a referenced index or interest rate. As such, the investments may not be suitable for persons unfamiliar with such index or interest rate, or unwilling or unable to bear the risks associated with the transaction. Products denominated in a currency, other than the investor's home currency, will be subject to changes in exchange rates, which may have an adverse effect on the value, price or income return of the products. These products may not be readily realizable investments and are not traded on any regulated market. The securities referred to herein involve risk, which may include interest rate, index, currency, credit, political, liquidity, time value, commodity and market risk and are not suitable for all investors.

The past performance of an index, securities or other instruments does not guarantee or predict future performance. The distribution of this document and availability of these products and services in certain jurisdictions may be restricted by law.

Deutsche Bank does not provide accounting, tax or legal advice.

BEFORE ENTERING INTO ANY TRANSACTION YOU SHOULD TAKE STEPS TO ENSURE THAT YOU
UNDERSTAND AND HAVE MADE AN INDEPENDENT ASSESSMENT OF THE APPROPRIATENESS OF THE
TRANSACTION IN LIGHT OF YOUR OWN OBJECTIVES AND CIRCUMSTANCES, INCLUDING THE
POSSIBLE RISKS AND BENEFITS OF ENTERING INTO SUCH TRANSACTION. YOU SHOULD ALSO
CONSIDER MAKING SUCH INDEPENDENT INVESTIGATIONS AS YOU CONSIDER NECESSARY OR
APPROPRIATE FOR SUCH PURPOSE.

"Deutsche Bank" means Deutsche Bank AG and its affiliated companies, as the context requires. Deutsche Bank Private Wealth Management refers to Deutsche
Bank's wealth management activities for high-net-worth clients around the world.
Deutsche Bank Alex Brown is a division of Deutsche Bank Securities Inc.

Deutsche Bank AG has filed a registration statement (including a prospectus)
with the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-311-4409.

Backtested, hypothetical or simulated performance results presented herein have inherent limitations. Unlike an actual performance record based on trading actual client portfolios, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight. Taking into account historical events the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the reinvestment of dividends and other earnings or the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid. No representation is made that any trading strategy or account will or is likely to achieve profits or losses similar to those shown. Alternative modeling techniques or assumptions might produce significantly different results and prove to be more appropriate. Past hypothetical backtest results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis.

Instruments relating to the indices discussed herein are not insured by the
Federal Deposit Insurance Corporation (FDIC) or any other US governmental agency. These instruments are not insured by any statutory scheme or governmental agency of the United Kingdom.

These investments typically involve a high degree of risk, are not readily transferable and typically will not be listed or traded on any exchange and are intended for sale only to investors who are capable of understanding and assuming the risks involved. The market value of any structured security may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the equity prices and credit quality of any issuer or reference issuer.

Additional information may be available upon request. Any results shown do not reflect the impact of commission and/or fees, unless stated.

                                    Page 24

Disclaimers

Dow Jones EURO STOXX 50 Index(TM)

Any securities which may be linked to DB Euro USD Alpha (the "securities") are not sponsored, endorsed, sold or promoted by STOXX Limited, including its affiliates. We refer to STOXX Limited and its affiliates collectively as STOXX
Limited. STOXX Limited has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the securities.
STOXX Limited makes no representation or warranty, express or implied to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the Dow Jones EURO STOXX 50 Index(TM) to track general stock market performance. The Dow Jones EURO STOXX 50 Index(TM) is determined, composed and calculated by STOXX Limited without regard to Deutsche Bank AG or the securities. STOXX Limited and Dow Jones have no obligation to take the needs of
Deutsche Bank AG or the holders of the securities into consideration in determining, composing or calculating the Dow Jones EURO STOXX 50 Index(TM).
STOXX Limited and Dow Jones are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. STOXX Limited and Dow Jones have no liability in connection with the administration, marketing or trading of the securities.

STOXX LIMITED AND DOW JONES DO NOT GUARANTEE THE ACCURACY AND/OR THE
COMPLETENESS OF THE DOW JONES EURO STOXX 50 INDEX (TM) OR ANY DATA INCLUDED
THEREIN AND STOXX LIMITED AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS,
OMISSIONS OR INTERRUPTIONS THEREIN. STOXX LIMITED AND DOW JONES MAKE NO
WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG,
HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE
USE OF THE DOW JONES EURO STOXX 50 INDEX (TM) OR ANY DATA INCLUDED THEREIN.
STOXX LIMITED AND DOW JONES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY
DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE
OR USE WITH RESPECT TO THE DOW JONES EURO STOXX 50 INDEX (TM) OR ANY DATA
INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STOXX
LIMITED OR DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL,
INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF
THE POSSIBILITY THEREOF. THE LICENSING AGREEMENT BETWEEN DEUTSCHE BANK AG AND
STOXX LIMITED AND DOW JONES ARE SOLELY FOR THEIR BENEFIT AND NOT FOR THE BENEFIT
OF THE OWNERS OF THE SECURITIES OR ANY THIRD PARTIES.

"DOW JONES EURO STOXX 50" AND "STOXX" ARE THE INTELLECTUAL PROPERTY OF STOXX
LIMITED AND DOW JONES AND HAVE BEEN LICENSED FOR CERTAIN PURPOSES BY DEUTSCHE
BANK AG. THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY STOXX
LIMITED AND DOW JONES, AND STOXX LIMITED AND DOW JONES MAKES NO REPRESENTATION
REGARDING THE ADVISABILITY OF INVESTING IN THE SECURITIES.

Any securities which may be linked to DB US USD Alpha (the "securities") are not sponsored, endorsed, sold or promoted by Standard and Poor's, a division of the
McGraw -Hill Companies, Inc., which we refer to as S and P. S and P makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the S and P 500[R] Index to track general stock market performance. S and P has no obligation to take the needs of Deutsche Bank AG or the holders of the securities into consideration in determining, composing or calculating the S and
P 500([R]) Index. S and P is not responsible for and has not participated in the determination of the timing, price or quantity of the securities to be issued or in the determination or calculation of the amount due at maturity of the securities. S and P has no obligation or liability in connection with the administration, marketing or trading of the securities.

S and P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S and P
500([R]) INDEX OR ANY DATA INCLUDED THEREIN AND S and P SHALL HAVE NO LIABILITY
FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. S and P MAKES NO WARRANTY,
EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, HOLDERS OF
THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S and P
500([R]) INDEX OR ANY DATA INCLUDED THEREIN. S and P MAKES NO EXPRESS OR IMPLIED
WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS
FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S and P 500([R]) INDEX OR
ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT
SHALL S and P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR
CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE
POSSIBILITY OF SUCH DAMAGES.

"STANDARD and POOR'S", "S and P", "S and P 500" AND "500" ARE THE INTELLECTUAL
PROPERTY OF THE MCGRAW -HILL COMPANIES, INC. AND HAVE BEEN LICENSED FOR USE BY
DEUTSCHE BANK AG. THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED
BY S and P AND S and P MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF
PURCHASING ANY OF THE SECURITIES.

                                    Page 25

Disclaimers

Any securities which may be linked to DB Japan USD Alpha (the "securities") are not sponsored, endorsed, sold or promoted by the Tokyo Stock Exchange, Inc., which we refer to as the TSE. The TSE makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the TOPIX Index to track general stock market performance. The TSE has no obligation to take the needs of
Deutsche Bank AG or the holders of the securities into consideration in determining, composing or calculating the TOPIX Index. The TSE is not responsible for and has not participated in the determination of the timing, price or quantity of the securities to be issued or in the determination or calculation of the amount due at maturity of the securities. The TSE has no obligation or liability in connection with the administration, marketing or trading of the securities.

THE TSE DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE TOPIX
INDEX OR ANY DATA INCLUDED THEREIN AND THE TSE SHALL HAVE NO LIABILITY FOR ANY
ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. THE TSE MAKES NO WARRANTY, EXPRESS
OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY DEUTSCHE BANK AG, HOLDERS OF THE
SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE TOPIX INDEX OR ANY
DATA INCLUDED THEREIN. THE TSE MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND
EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A
PARTICULAR PURPOSE OR USE WITH RESPECT TO THE TOPIX INDEX OR ANY DATA INCLUDED
THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE TSE HAVE
ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES
(INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"TOPIX", "TOPIX 100" AND "TOPIX CORE 30" ARE THE INTELLECTUAL PROPERTY OF THE
TSE AND HAVE BEEN LICENSED FOR USE BY DEUTSCHE BANK AG. THE SECURITIES ARE NOT
SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE TSE AND THE TSE MAKES NO
REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE SECURITIES.

Any securities which may be linked to DB UK USD Alpha (the "securities") are not sponsored, endorsed, sold or promoted by FTSE International Limited, which we refer to as FTSE, a company owned equally by the London Stock Exchange and The
Financial Times Limited, which we refer to as the LSE and FT, respectively.
FTSE, the LSE and FT make no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the FTSE 100([R]) Index to track general stock market performance. FTSE, the LSE and FT have no obligation to take the needs of
Deutsche Bank AG or the holders of the securities into consideration in determining, composing or calculating the FTSE 100([R]) Index. FTSE, the LSE and
FT are not responsible for and have not participated in the determination of the timing, price or quantity of the securities to be issued or in the determination or calculation of the amount due at maturity of the securities. FTSE, the LSE and FT have no obligation or liability in connection with the administration, marketing or trading of the securities.

FTSE, THE LSE AND FT DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF
THE FTSE 100([R]) INDEX OR ANY DATA INCLUDED THEREIN AND FTSE, THE LSE AND FT
SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN.
FTSE, THE LSE AND FT MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE
OBTAINED BY DEUTSCHE BANK AG, HOLDERS OF THE SECURITIES OR ANY OTHER PERSON OR
ENTITY FROM THE USE OF THE FTSE 100([R]) INDEX OR ANY DATA INCLUDED THEREIN.
FTSE, THE LSE AND FT MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY
DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE
OR USE WITH RESPECT TO THE FTSE 100([R]) INDEX OR ANY DATA INCLUDED THEREIN.
WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FTSE, THE LSE AND FT
HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES
(INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"FTSE" AND "FTSE 100 INDEX" ARE THE INTELLECTUAL PROPERTY OF FTSE AND HAVE BEEN
LICENSED FORUSE BY DEUTSCHE BANK AG. THE SECURITIES ARE NOT SPONSORED, ENDORSED,
SOLD OR PROMOTED BY FTSE, THE LSE OR FT AND FTSE, THE LSE AND FT MAKE NO
REPRESENTATION REGARDING THE ADVISABILITY OF PURCHASING ANY OF THE SECURITIES.

                                    Page 26